Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

             In connection with the quarterly report of New Century Equity Holdings Corp. (the “Company”) on Form 10-Q for the three months ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof, I, Parris H. Holmes, Jr., Chairman of the Board of Directors and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)

The Form 10-Q report for the three months ended March 31, 2004, filed with the Securities and Exchange Commission on May 13, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Form 10-Q report for the three months ended March 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of New Century Equity Holdings Corp.

By:	/s/ PARRIS H. HOLMES, JR.	Date: May 13, 2004

Parris H. Holmes, Jr. Chairman of the Board of Directors and Chief Executive Officer